EXHIBIT 8.1

            OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
            WITH RESPECT TO MATERIAL FEDERAL INCOME TAX MATTERS


                 SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                             FOUR TIMES SQUARE
                         NEW YORK, NEW YORK 10036
                              (212) 735-3000




                                                           January 31, 2001



PSE&G Transition Funding LLC
80 Park Plaza, T-4D
Newark, New Jersey 07102



                      Re:    PSE&G Transition Funding LLC

Ladies and Gentlemen:

               In connection with the Registration Statement No. 333-83635 on Form S-3 relating to PSE&G Transition Funding LLC (the "Issuer") (as amended from time to time, the "Registration Statement") filed by the Issuer with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), which was declared effective by the SEC on January 24, 2001, you have requested our opinion regarding certain descriptions of tax consequences contained in the form of prospectus (the "Prospectus") included in the Registration Statement. Capitalized terms not otherwise defined herein have the respective meanings assigned to such terms in the Registration Statement.

               We have acted as special federal income tax counsel to the Issuer, in connection with (a) the sale to the Issuer of PSE&G's Bondable Transition Property, which is the property right created by New Jersey's Competition Act representing the irrevocable right of Public Service Electric and Gas Company ("PSE&G") or its assignee to receive through a Transition Bond Charge amounts sufficient to recover its Bondable Stranded Costs and (b) the Issuer's issuance of Transition Bonds which are supported by the Bondable Transition Property and which are offered and sold pursuant to the Registration Statement (such offered Transition Bonds, the "Offered Bonds"). The Offered Bonds are being issued under the Indenture dated as of January 31, 2001 substantially in the form filed as an exhibit to the Registration Statement (the "Indenture") between the Issuer and The Bank of New York, as trustee (the "Trustee"), as well as under the Series Supplement dated as of January 31, 2001 (the "Series Supplement") between the Issuer and the Trustee.

               In connection with our engagement, we have examined and relied upon the forms of the Amended and Restated Certificate of Formation of the Issuer and the Amended and Restated Limited Liability Company Agreement of the Issuer included as exhibits to the Registration Statement.

               Furthermore, we are familiar with the proceedings taken to date with respect to the authorization, issuance and sale of the Transition Bonds and have examined originals or counterparts, or certified or other copies identified to our satisfaction as being true copies of the Registration Statement (including all amendments thereto), such certificates, instruments, documents and other corporate records of each of the Issuer and PSE&G and matters of fact and law as we deem necessary for the purposes of the opinion expressed below.

               In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements, representations, and certifications of officers and other representatives of the Issuer, PSE&G, the Underwriters, and others.

               In rendering our opinion, we have also considered and relied upon the Internal Revenue Code of 1986, as amended, and administrative rulings, judicial decisions, Treasury regulations, and such other authorities as we have deemed appropriate, all as in effect as of the date hereof. In particular, we have relied on the private letter ruling addressed to PSE&G's holding company, Public Service Enterprise Group, dated July 23, 1999 with respect to the issuance of the Transition Bonds. The statutory provisions, regulations and interpretations upon which our opinion is based are subject to changes, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion may not be taken by the Internal Revenue Service.

               We express no opinions as to the laws of any jurisdiction other than the federal income tax laws of the United States of America to the extent specifically referred to herein.

               Based upon and subject to the foregoing, we are of the following opinions:

               1. the Issuer will not be subject to United States federal income tax as an entity separate from PSE&G; and

               2. the statements in the Prospectus under the heading "Summary of Terms--Material Income Tax Considerations" and under the heading "Material Income Tax Matters for the Transition Bonds" subject to the qualifications set forth therein, to the extent they apply to holders of the Offered Bonds that are not U.S. persons (within the meaning of the Code), accurately describe the material federal income tax consequences to such holders under existing law and the assumptions stated therein.

Furthermore, subject to the qualifications and assumptions set forth therein, we hereby adopt and confirm to you our opinion as set forth under the heading "Material Income Tax Matters for the Transition Bonds" in the Prospectus.

               The above-referenced description of federal income taxes applies only to the issuance of the Offered Bonds under the Indenture and the Series Supplement. Accordingly, this description of federal income tax consequences may not be applicable to the issuance of any other series of bonds by the Issuer pursuant to the Registration Statement.

               We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to Skadden, Arps, Slate, Meagher & Flom LLP under the captions "Various Legal Matters Relating to the Transition Bonds" in the Prospectus and "Material Income Tax Matters for the Transition Bonds" in the Prospectus. We express no opinion with respect to the matters addressed in this opinion other than as set forth above. Further, this opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.


                             Very truly yours,


                             /s/ Skadden, Arps, Slate, Meagher & Flom LLP